Exhibit 10.04

Restricted Stock Units Terms and Conditions

1. Award of Restricted Stock Units. The Executive Organization & Compensation Committee (the “Committee”) of the Board of Directors of Applied Industrial Technologies, Inc. (“Applied”) on the Grant Date awarded you a certain number of restricted stock units (the “RSUs”). Such award represents your right to receive an equal number of shares of Applied common stock (“Shares”), issuable from Applied’s available treasury shares, upon the expiration of the Restriction Period (as defined in Section 3 hereof). The terms and conditions of the RSUs as set forth herein (the “Terms”) together with the Applied Industrial Technologies, Inc. 2007 Long-Term Performance Plan (the “Plan”) govern your rights with respect to the RSUs. Notwithstanding the foregoing, however, in the event of any conflict between the provisions of the Plan and the Terms, the provisions of the Plan shall govern. Moreover, it should be noted that unless otherwise provided herein, capitalized words in the Terms shall have the same meanings as set forth in the Plan.

2. Rights during Restriction Period. You shall not have the right to sell, exchange, transfer, pledge, hypothecate, or otherwise encumber or dispose of the RSUs until all conditions with respect to vesting and distribution have been met. Nevertheless, during the Restriction Period and so long as no forfeiture has occurred, you shall be entitled to receive cash payments equal to the dividends and cash distributions paid on Shares underlying the RSUs (“Dividend Equivalents”) to the same extent and on the same date as if each RSU were a Share; provided, however, that no Dividend Equivalents shall be payable to you with respect to dividends or distributions the record date for which occurs on or after (i) the date on which a forfeiture of the RSUs has occurred, (ii) the date on which the Restriction Period has expired, or (iii) the date on which issuance of Shares to you has occurred. You shall not have voting rights with respect to the RSUs and, until the issuance of Shares in settlement of the RSUs, you shall not be treated as a shareholder with respect to the Shares.

3. Restriction Period. The term “Restriction Period” means the period from the Grant Date until the 3rd anniversary of the Grant Date.

4. Vesting. Except as specifically provided otherwise in Sections 5 and 6, you will be 100% vested in the RSUs as of the end of the Restriction Period; provided, however, that in the event you incur a Separation from Service during the Restriction Period after attaining age 55 and completing at least ten years of service with Applied, you will be vested at the end of the Restriction Period in a pro rata portion of the RSUs equal to a fraction the numerator of which is the number of fiscal quarters (including a portion of a quarter) elapsed in the Restriction Period prior to the date of such Separation from Service and the denominator of which is twelve.

5. Separation from Service. Notwithstanding the provisions of Section 4, but subject to the provisions of paragraphs (a) and (b) hereunder, if, during the Restriction Period, you incur a Separation from Service (as defined in Section 409A) from Applied due to death or Disability (as defined under Section 409A) then (i) you (or your beneficiary designated to Applied in writing) shall be vested in a pro rata portion of the RSUs equal to a fraction the numerator of which is the number of fiscal quarters (including a portion of a quarter) elapsed in the Restriction Period prior to the date of such Separation from Service and the denominator of which is twelve, and (ii) the remaining RSUs shall be deemed forfeited. In the event, however, that you, during the Restriction Period, incur a Separation from Service from Applied for any reason other than (i) those specifically set forth above or in Section 6, or (ii) termination after attaining age 55 and completing at least ten years of service with Applied, then the entire award of RSUs shall be forfeited and no amount shall be due or payable to you under the Terms.

Because awards of RSUs are intended to create an incentive for recipients to act in Applied’s best interests, notwithstanding anything in the Terms to the contrary:

(a) Your award of RSUs may be terminated or rescinded, and if applicable, you may be required immediately to repay all Shares (and any dividends, distributions, and Dividend Equivalents thereon) issued pursuant to the award of RSUs hereunder within the previous six months (or any proceeds thereof), if the Committee determines, in good faith, that during your employment with Applied or during the period ending six months following the your Separation from Service, you committed an act inimical to Applied’s interests. Acts inimical to Applied’s interest shall include willful inattention to duty; willful violation of Applied’s published policies; acts of fraud or dishonesty involving Applied’s business; solicitation of Applied’s employees, customers, or vendors to terminate or alter their relationship with Applied to Applied’s detriment; unauthorized use or disclosure of information regarding Applied’s business, employees, customers, or vendors; and competition with Applied. All determinations by the Committee shall be effective as of the time of your act.

(b) The Committee may, in its sole discretion, require you immediately to repay all Shares (and any dividends, distributions, and Dividend Equivalents thereon) issued pursuant to the award of RSUs hereunder within the previous 36 months (or any proceeds thereof) if (I) Applied restates its historical consolidated financial statements and (II) the Committee determines, in good faith, that (x) the restatement is a result of your, or another executive officer’s, willful misconduct that is unethical or illegal, and (y) your earnings pursuant to the award were based on materially inaccurate financial statements or materially inaccurate performance metrics that were invalidated by the restatement.

6. Change in Control. Notwithstanding the provisions of Sections 4 and 5, in the event your employment with Applied is terminated during the Restriction Period and within the three-year period immediately following any Change in Control of Applied either by you for “Good Reason” or by Applied “Without Cause”, then all of the RSUs awarded hereunder to you shall be 100% vested.

For purposes of the RSUs, “Cause” shall mean (i) the willful and continued failure by you to perform substantially your duties with Applied or one of its affiliates (other than for disability or Good Reason), after a written demand for substantial performance is delivered to you by the Board or the Chief Executive Officer of Applied which specifically identifies the manner in which the Board or Chief Executive Officer believes that you have not substantially performed your duties, or (ii) the willful engagement by you in illegal conduct or gross misconduct involving moral turpitude that is materially and demonstrably injurious to Applied; provided, however, that no act or failure to act shall be considered “willful” unless it is done, or omitted to be done, in bad faith or without your reasonable belief that such action or omission was in the best interests of Applied. Any act, or failure to act, based upon authority given you pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of Applied or based upon the advice of counsel for Applied shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of Applied. Termination of your employment with Applied shall not be deemed to be for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to you and you are given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, you are guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

For purposes of the RSUs, “Good Reason” shall mean a separation from service that occurs no later than two years after (i) a material diminution in your authority, duties, or responsibilities, (ii) a material diminution in the authority, duties, or responsibilities of the person to whom you reported immediately prior to a Change in Control, (iii) a material diminution by Applied of your annual base salary that was provided to you by Applied immediately prior to the Change in Control, (iv) a material change in the geographic location where you provide service to Applied, or (v) any failure of any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Applied, by agreement in form and substance satisfactory to you, to expressly assume and agree to comply with these Terms in the same manner and to the same extent that Applied would be required to perform it if no such succession had taken place; provided further, that, Good Reason shall not have occurred unless you give Applied notice within 90 days of the initial existence of the condition claimed by you in good faith to constitute Good Reason and Applied has at least 30 days in which to remedy the condition.

Notwithstanding the definition in the Plan, a “Change in Control” of Applied shall have occurred for purposes of the RSUs (to the extent the RSUs do not constitute nonqualified deferred compensation within the meaning of Section 409A) when any of the following events shall occur:

(i) Applied is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of Applied immediately prior to such transaction;

(ii) Applied sells all or substantially all of its assets to any other corporation or other legal person, and, immediately after such sale, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of Applied immediately prior to such sale;

(iii) There is a report filed or required to be filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of Applied (“Voting Stock”);

(iv) Applied files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of Applied has occurred pursuant to any then-existing contract or transaction; or

(v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of Applied cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this clause (v), each director who is first elected, or first nominated for election by Applied’s stockholders by a vote of at least two-thirds of the directors of Applied (or a committee thereof) then still in office who were directors of Applied at the beginning of any such period will be deemed to have been a director of Applied at the beginning of such period.

Notwithstanding the foregoing provisions of (iii) or (iv) hereof, unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” shall not be deemed to have occurred for purposes of this Award solely because (i) Applied, (ii) an entity in which Applied directly or indirectly beneficially owns 50% or more of the voting securities or interest, or (iii) any Applied-sponsored employee stock ownership plan or any other employee benefit plan of Applied, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 30% or otherwise, or because Applied reports that a change in control of Applied has occurred or will occur in the future by reason of such beneficial ownership.

In addition, following a Change in Control of Applied, no provision hereof shall operate to reduce any time frame or to limit any economic benefit to which you are entitled with respect to the RSUs or under the Plan.

To the extent the RSUs constitute nonqualified deferred compensation within the meaning of Section 409A, a “Change in Control” of Applied shall mean a change in the ownership or effective control of Applied or a change in the ownership of a substantial portion of the assets of Applied that constitutes a “change in control” under Section 409A.

In addition, to the extent the RSUs are subject to Section 409A, Shares will be issued and distributed to you within 90 calendar days after vesting; provided that if such 90-day period begins in one calendar year and ends in another, you shall not have the right to designate the calendar year of payment. Notwithstanding the foregoing, if you are a Specified Employee, a distribution due to a separation from service may not be made until the 30-day period commencing with the first day of the seventh month following such Separation from Service or, if earlier, the date of your death, except in each case as may be otherwise permitted under Section 409A.

7. Adjustment of RSUs for Certain Events. In the event of a stock split, stock dividend, combination, reclassification, recapitalization, merger, consolidation, exchange, spin-off, spin-out, or other distribution of assets to shareholders, or other similar event or change in capitalization such that shares of Applied common stock are changed into or become exchangeable for a different number of shares, thereafter the number of RSUs will be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of common stock by reason of such change in corporate structure; provided, however, that the number of RSUs shall always be a whole number. If there occurs any other change in the number or kind of outstanding shares of common stock or other Applied securities, or of any shares of stock or other securities into which such shares of common stock shall have been changed or for which they shall have been exchanged, then Applied may adjust the number or kind of RSUs or other securities into which the RSUs may be settled, as the Committee, in its sole discretion, may determine is equitable, and such adjustment so made shall be effective and binding for all purposes.

8. Settlement of Award and Distribution of Shares. Your award of RSUs hereunder shall be settled in whole Shares. Fractional Shares shall not be issuable hereunder and any fractional Share shall be disregarded. Except as specifically provided otherwise in this Section 8, Shares subject to an award of RSUs hereunder shall only be issued and distributed to you in a single sum of whole

Shares within the 75-day period after the end of the Restriction Period. Notwithstanding the foregoing, in the event that your RSUs become vested due to death, Disability or a Change in Control, the award of RSUs hereunder shall be settled in a single sum of whole Shares within the 75-day period after such vesting. In the event that any such 75-day period begins in one calendar year and ends in another, you (or your beneficiary as the case may be) shall not have the right to designate the calendar year of payment. Moreover, notwithstanding the foregoing, if you are a Specified Employee, a distribution of Shares may not be made until within the 30-day period commencing with the first day of the seventh month following the month of any Separation from Service for reasons other than Disability or a Change in Control, or, if earlier, your death, except as maybe otherwise permitted under Section 409A.

9. Payment of Taxes. Upon the vesting of the RSUs, Applied shall withhold Shares from your award for any federal, state or local taxes of any kind required by law to be withheld by Applied attributable to the award.

10. Section 409A Compliance. To the extent applicable, it is intended the Terms and the award of RSUs shall comply with or be exempt from the provisions of Section 409A and any interpretations of these terms shall be consistent with such intent.

11. Administration of the Plan. The Committee shall have conclusive authority, subject to the express provisions of the Plan as in effect from time to time and the Terms, to construe the Terms and the Plan, and to establish, amend, and rescind rules and regulations for the Plan’s administration. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Terms in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. Applied’s Board of Directors (the “Board”) may from time to time grant to the Committee such further powers and authority as the Board shall determine to be necessary or desirable. Notwithstanding any other provision of these terms, any amendment, construction, establishment, rescission or correction of the type referred to above which is made or adopted following a Change in Control, and which amendment, construction, establishment or correction adversely affects your rights hereunder, shall be in writing and shall be effective only with your express and prior written consent .

12. Relationship to the Plan. The Terms are subject to the provisions of the Plan and any administrative policies adopted by the Committee. If there is any inconsistency between the Terms and the Plan or such policies, the Plan and the policies, in that order, shall govern. References in the Terms to Applied shall include Applied’s subsidiaries.

13. Severability. The provisions of the Terms are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

14. No Guarantee of Employment. The Terms and your award shall not confer upon you any rights whatsoever other than those expressly set forth herein, in the Plan or in policies adopted by the Committee. Nothing in the Terms shall (i) interfere with or limit in any way Applied’s right to terminate your employment at any time, (ii) confer upon you any right to continued employment with Applied, or (iii) create any contractual or other right to receive additional awards or other Plan benefits in the future.

15. Requirements of Law. The granting of the RSUs hereunder shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agency, national securities exchange, or automated quotation system may be required. Notwithstanding any other provision of the Plan or the Terms, Applied shall not be obligated to issue, deliver or transfer any Shares, make any distribution of benefits under the Plan or the Terms, or take any other action, unless such delivery, distribution, or action, unless such delivery, distribution, or action is in compliance with all applicable laws, rules and regulations (including, but not limited to, the requirements of the Securities Act and Section 409A).

16. Successors. All obligations of Applied under the Terms with respect to the RSUs shall be binding upon any successor to Applied, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all, or substantially all, of the business and/or assets of Applied. Notwithstanding the provisions of Section 4, in the event any such successor does not agree to be bound by the Terms, the RSUs granted hereunder shall immediately become vested.

17. Applicable Law. The validity, construction, interpretation and enforceability of these Terms shall be determined and governed by the laws of the State of Ohio without giving effect to the principles of conflicts of law.

18. Tax Matters. Applied has made no warranties or representations to you with respect to the tax consequences (including but not limited to income tax consequences) related to the RSUs or the issuance, transfer or disposition of Shares pursuant to the RSUs, and you have been advised to consult with your attorney, accountant and/or tax advisor regarding the RSUs. Moreover, you acknowledge that Applied has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for you.

(August 2011)